PLAN AND AGREEMENT OF REORGANIZATION

         This PLAN AND AGREEMENT OF REORGANIZATION (the "Agreement") is entered into as of this 28th day of October, 1997, by and among Onsite Energy Corporation, a Delaware corporation ("Onsite"), Westar Business Services, Inc., a Kansas corporation ("WBS"), Westar Energy, Inc. ("Westar Energy"), a Kansas corporation and the sole shareholder of WBS), and Westar Capital, Inc., a Kansas corporation ("Westar Capital").

                                              PLAN OF REORGANIZATION

         The transaction contemplated by this Agreement is intended to be a "tax free" exchange (the "Reorganization") as contemplated by the provisions of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. However, no representation is made nor has an opinion been obtained that the transaction qualifies for Section 368(a)(1)(B) treatment. Onsite will offer to acquire 100% of WBS's issued and outstanding capital stock, consisting solely of Common Stock, no par value (the "WBS Shares"), in exchange for shares of Onsite's voting common stock, par value $0.001 per share. Upon the consummation of the transfer of WBS Shares and the issuance of the Exchange Stock to Westar Capital as set forth in Sections 1 and 2 herein below, WBS will be a wholly-owned subsidiary of Onsite.

                                                     AGREEMENT

                                                     SECTION 1

                                              TRANSFER OF WBS SHARES

         1.1 Delivery of WBS Shares. Westar Energy, the sole shareholder of WBS as of the closing date as such term is defined in Section 3.1 hereof (the "Closing Date"), shall transfer, assign, convey and deliver to Onsite, at the Closing, as such term is defined in Section 3.1 hereof (the "Closing"), certificates representing 100% of the WBS Shares. The transfer of all WBS Shares shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as Westar Energy and Onsite shall have otherwise agreed in writing prior to the Closing.

                                                     SECTION 2

                                             ISSUANCE OF ONSITE STOCK
                                                TO WESTAR CAPITAL

         2.1 Issuance and Delivery of Exchange Stock. As consideration for the transfer, assignment, conveyance and delivery of the WBS Shares hereunder, on the Closing Date, Onsite shall deliver the "Exchange Stock" as follows:

                  (a) to Westar Capital, 1.7 million shares of Onsite voting common stock, in exchange for all shares of WBS Common Stock outstanding immediately prior to the Closing Date; and

                  (b) to Bartel Eng Linn & Schroder as Escrow Agent, 800,000 shares of Onsite voting common stock to be delivered to Westar Capital in the event that WBS has executed a contract with (i) the Kansas City, Kansas School District (KCK) for a minimum of $3 million, or (ii) Health Midwest for a minimum of $2 million, before March 1, 1998, pursuant to the Escrow Agreement and Instructions attached hereto as Exhibit A.

         2.2 No Lien or Encumbrances on Exchange Stock. The issuance of the Exchange Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as Westar Energy and Onsite shall have otherwise agreed in writing. As provided herein and immediately prior to the Closing Date, WBS shall have issued and outstanding one thousand (1,000) shares of WBS Common Stock.

         2.3 Restrictions on the Exchange Stock. None of the Exchange Stock issued to Westar Capital shall, at the time of Closing, be registered under federal or state securities laws but, rather, the Exchange Stock shall be issued pursuant to an exemption therefrom. All of such shares shall bear a legend worded substantially as follows:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         Onsite's transfer agent shall annotate its records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement that Onsite register the Exchange Stock under the Securities Act of 1933, as amended (the "Securities Act"), except as set forth in the Registration Rights Agreement between Westar Capital and Onsite of even date herewith, nor shall WBS, Westar Energy or Westar Capital be required to register any WBS Shares under the Securities Act.

         2.4 Stockholders' Agreement. The Exchange Stock shall also be subject to certain restrictions as set forth in the Stockholders Agreement dated October 28, 1997, between certain Onsite Shareholders and Westar Capital, and shall contain a legend to that effect.




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                                                         2

                                                     SECTION 3

                                                      CLOSING

         3.1 Closing of Transaction; Closing Date. The Closing of the Reorganization (the "Closing") shall take place on October 31, 1997, (the "Closing Date") provided all of the conditions precedent provided for in Section 7 shall have been satisfied or waived and all deliveries provided for in Sections 3.2 and 3.3 have been made. The Closing shall take place simultaneously at the offices of Bartel Eng Linn & Schroder, 300 Capitol Mall, Suite 1100, Sacramento, California, at the offices of WBS, 818 Kansas Avenue, Topeka, Kansas, and at the offices of Onsite, 701 Palomar Airport Road, Suite 200, Carlsbad, California.

         3.2 Deliveries on the Closing Date by WBS and Westar Energy. WBS and Westar Energy shall deliver or cause to be delivered to Onsite the following on or before the Closing Date:

                  (a) a copy of the minutes and/or consent of WBS's Board of Directors authorizing WBS to close the transaction described by this Agreement;

                  (b) a Certificate of Good Standing for WBS issued not more than thirty days prior to the Closing by the Kansas Secretary of State;

                  (c) certified copies of WBS's Articles and Bylaws, as amended to the Closing Date;

                  (d) copies of WBS's unaudited financial statements for the years ended December 31, 1995 and December 31, 1996, and unaudited financial statements for the period ended September 30, 1997, certified to be true and complete copies;

                  (e) share certificates representing all of the shares of WBS Common Stock, sufficiently endorsed by stock powers for transfer to Onsite pursuant to the terms and conditions of this Agreement;

                  (f) a certified resolution of Westar Energy forgiving that portion of that certain note by and between WBS and Westar Energy for which WBS has responsibility for repayment or liability;

                  (g) copies of the resignation letters of the directors and officers of WBS;

                  (h) a certificate signed by WBS's President dated as of the Closing Date stating that all of WBS's representations and warranties set forth in this Agreement


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                                                         3
are true and correct and that all of the conditions of this Agreement applicable to the Closing Date have been satisfied or waived;

                  (i) a certificate signed by the President of Westar Energy dated as of the Closing Date stating that all of the representations and warranties by WBS and/or Westar Energy set forth in this Agreement are true and correct and that all of the conditions of this Agreement applicable to the Closing Date have been satisfied or waived;

                  (j) a certificate signed by the President of Westar Capital dated as of the Closing Date stating that all of the representations and warranties by Westar Capital set forth in this Agreement are true and correct and that all of the conditions of this Agreement applicable to the Closing Date have been satisfied or waived; and

                  (k) a copy of the Non-Compete Agreement between Western Resources, Inc. and Onsite, attached hereto as Exhibit B, executed by Western Resources, Inc.

         3.3 Deliveries on the Closing Date by Onsite to Westar Energy. Onsite shall deliver, or cause to be delivered, to Westar Energy the following on or before the Closing Date:

                  (a) Share certificates evidencing the appropriate number of shares of Onsite Common Stock in accordance with the provisions of
         Section issued in the name of Westar Capital;

                  (b) a copy of the minutes and/or consents of Onsite's Board of Directors authorizing Onsite to take the necessary steps toward Closing the transaction described by this Agreement;

                  (c) a copy of a Certificate of Good Standing for Onsite issued not more than thirty days prior to the Closing by the Delaware Secretary of State;

                  (d) a certificate signed by Onsite's Chief Executive Officer dated as of the Closing Date stating that all of Onsite's representations and warranties set forth in this Agreement are true and correct and that all of the conditions of this Agreement applicable to the Closing Date have been satisfied or waived; and

                  (e) an opinion of counsel in the form attached hereto as Exhibit C.

                  (f) a copy of the Purchase Agreement between Onsite and Westar Energy in the form attached hereto as Exhibit D.



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                                                         4

         3.4 Filings; Cooperation. WBS, Westar Energy, Westar Capital and Onsite shall, on request and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

                                                     SECTION 4

                      REPRESENTATIONS AND WARRANTIES BY WBS, WESTAR ENERGY,
                                                AND WESTAR CAPITAL

         4.1 Representations and Warranties of WBS and Westar Energy. Subject to the schedules attached hereto and incorporated herein by this reference (which schedules shall be acceptable to Onsite), WBS and Westar Energy, jointly and severally, represent and warrant to Onsite as follows:

                  (a) Organization and Good Standing. WBS is a corporation duly organized, validly existing and in good standing under the laws of Kansas, and has all requisite power and authority to own or lease properties and to carry on business as now being conducted and as proposed to be conducted. WBS is duly qualified and in good standing in each jurisdiction in which the nature of its properties, assets or business requires such qualification.

                  (b) Capitalization. WBS's authorized capital stock consists of 1,000 shares, all of which are Common Stock, no par value, of which all are issued and currently outstanding or will be issued and outstanding as of the Closing Date. All of such outstanding shares are validly issued, fully paid and non-assessable. WBS does not have any other equity securities or instruments convertible into equity securities authorized, issued or outstanding.

                  (c) WBS Authority to Execute Agreement. The shareholders of WBS, if required, and WBS's board of directors, pursuant to the power and authority legally vested in them, have duly authorized the execution and delivery by WBS of this Agreement, and have duly agreed to each of the transactions hereby contemplated. WBS has the power and authority to execute and deliver this Agreement, to approve the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. WBS has taken all actions required by law, its Articles of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon WBS in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions


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                                                         5
contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of WBS, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to WBS.

                  (d) Westar Energy Authority to Execute Agreement. The shareholders of Westar Energy, if required, and Westar Energy's board of directors, pursuant to the power and authority legally vested in them, have duly authorized the execution and delivery of this Agreement, and have duly agreed to each of the transactions hereby contemplated. Westar Energy has the power and authority to execute and deliver this Agreement, to approve the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. Westar Energy has taken all actions required by law, its Articles of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon Westar Energy in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of Westar Energy, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Westar Energy.

                  (e) Subsidiaries. WBS has no subsidiaries and no other material investments, directly or indirectly, or other material financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

                  (f) Stock Free from Encumbrances. Westar Energy is the legal and beneficial owner of the WBS Shares, free of any liens and encumbrances, and no other party has any right to assert an interest, inchoate or otherwise, in any of the WBS Shares.

                  (g) Financial Statements. WBS's financial statements are true, complete and correct in all material respects and have been prepared in accordance with past practices, applied on a basis consistent with prior accounting periods, present fairly the financial position and the results of operations and changes in financial positions for the periods indicated and have accurately recorded all material revenues and expenses of WBS on an accrual basis as reflected in the books and records of WBS. The books of account of WBS fully and fairly reflect all of the material transactions of WBS.

                  (h) Marketable Title. WBS has good and marketable title to all of its material properties and assets, free and clear of any material imperfection of title, security interest, lien, claim or encumbrance of any kind except for the lien of taxes not yet due and payable, and assets or properties held under valid and subsisting leases which are in full force and effect and with which WBS is not in default with or without notice or lapse of time.



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                                                         6

                  (i) Use of Westar Name. On the Closing Date, WBS shall change its name to a name of Onsite's choosing which does not include the word "Westar." After Closing, WBS's right to use the names "Westar," "Westar Business Services," "Westar Business Services, Inc." or any service name or mark related to Westar Energy or Western Resources, Inc. shall be controlled by the Transition Agreement between Onsite, WBS, Westar Energy, Westar Capital and Western Resources, Inc., attached hereto as Exhibit E.

                  (j) Absence of Certain Changes. Since the date of the most recent available unaudited financial statements specified in Section 4.1(g) above, to WBS's knowledge there has been no material change in WBS's financial condition, assets or liabilities.

                  (k) Absence of Undisclosed Liabilities. Except as disclosed on WBS's most recent available balance sheet and, to WBS's knowledge, WBS has no other liabilities, other than those incurred in the ordinary course of business, secured or unsecured and whether accrued, absolute, contingent, direct, indirect or otherwise, which would be individually, or in the aggregate, material to the results of operations or financial condition of WBS as of the Closing Date.

                  (l) Employee Obligations. Except as provided for in Section 8.1(g), WBS has no liabilities to any of its employees or any governmental authority or private insurer, in connection with employee compensation and benefits, including but not limited to: (i) unpaid wages/salary, including unpaid overtime compensation whether accrued, absolute, contingent, direct, indirect or otherwise, (ii) participation in WBS's medical and dental plans,
(iii) long-term disability plan payments, and (iv) workers' compensation expenses, including settlement amounts.

                  (m) Litigation. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against WBS or its properties. There are no actions, suits or proceedings pending, or, to the knowledge of WBS, threatened against or affecting WBS, any of its officers or directors relating to their positions as such, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of WBS which might result in any material adverse change in the operations or financial condition of WBS, or which might prevent or materially impede the consummation of the transactions under this Agreement.

                  (n) Tax Matters. All federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of WBS have been filed for all the years and periods for which such returns and statements were due, including extensions thereof. WBS has not incurred any liability with respect to any federal,


1039(6).nks                                                  November 10, 1997
foreign, state or local taxes except in the ordinary and regular course of business. WBS is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed.

                  (o) Compliance with Laws. To WBS's knowledge, the operations and affairs of WBS do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial condition or operations of WBS.

                  (p) Operating Authorities. To WBS's knowledge, WBS has all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals ("Permits") required to conduct its business as presently conducted. Except as otherwise disclosed in this Agreement, during the last two years, there has not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to WBS's knowledge, threatened to revoke or limit any Permit.

                  (q) Books and Records. The books and records of WBS are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving WBS which properly should have been set forth therein and which have not been accurately so set forth.

                  (r) Minute Book. The Minute Book of WBS as delivered to Onsite contains complete and correct records of all meetings and other corporate actions of the Boards of Directors (including any committee established by the Directors) and the shareholders of WBS, as maintained by it, and is maintained pursuant to the requirements of the jurisdictions of its incorporation.

                  (s) Contracts. A true, correct, and complete copy of each of WBS's active contracts (the "Contracts") is included in the business records located at WBS's business. WBS has duly performed in all material respects all obligations to be performed by it under the Contracts at or prior to the Closing Date and has received no notice from any other party thereto that it is in default in any material respect under any of its obligations thereunder. No other party to any Contract is in default in any material respect under any of its obligations thereunder. To WBS's knowledge, no condition or state of facts exists that with notice or the passage of time, or both, would constitute a default by WBS under any Contract, and each Contract is in full force and effect and enforceable by WBS against all other parties thereto in all material respects.



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                                                         8

                  (t) Finder's Fee. WBS and Westar Energy are not liable or obligated to pay any finder's, agent's, broker's or consultant's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement, and WBS and Westar Energy have done nothing to cause Onsite to incur any liability to any party for any finder's, agent's, broker's or consultant's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

         4.2 Representations and Warranties of Westar Capital. Westar Capital represents and warrants to Onsite as follows:

                  (a) Westar Capital Authority to Execute Agreement. The shareholders of Westar Capital, if required, and Westar Capital's board of directors, pursuant to the power and authority legally vested in them, have duly authorized the execution and delivery of this Agreement, and have duly agreed to each of the transactions hereby contemplated. Westar Capital has the power and authority to execute and deliver this Agreement, to approve the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. Westar Capital has taken all actions required by law, its Articles of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon Westar Capital in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of Westar Capital, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Westar Capital.

        (b)      Purchase Entirely for Own Account.  This Agreement is made by
                           ---------------------------------
Onsite in reliance upon Westar Capital's representation to Onsite, which by Westar Capital's execution of this Agreement Westar Capital hereby confirms, that the Exchange Stock to be issued to Westar Capital hereunder will be acquired for investment purposes for Westar Capital's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of applicable federal and state securities laws. By executing this Agreement, Westar Capital further represents that Westar Capital does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Exchange Stock. A transfer of the Exchange Stock to an Affiliate by Westar Capital shall not be deemed to be a violation of this provision. As used herein, the term "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person.

                  (c) Reliance Upon Westar Capital's Representations. Westar Capital understands that the Exchange Stock has not been registered under the Securities Act on the

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                                                         9
grounds that the transactions contemplated by this Agreement and the issuance of the Exchange Stock is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and Regulation D promulgated thereunder, and that the Onsite's reliance on such exemption is predicated on Westar Capital's representations set forth herein.

                  (d) Receipt of Information. Westar Capital has received information and had the opportunity to ask questions of Onsite management and has considered such information in evaluating the terms and conditions of the offering of the Exchange Stock, and the business, properties, prospects and financial condition of Onsite, and in deciding to accept the Exchange Stock. The foregoing, however, does not limit or modify the representations and warranties of Onsite in Section 5.1 hereof or the right of Westar Capital to rely thereon.

                  (e) Investment Experience. Westar Capital represents that it is experienced in evaluating and investing in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of the investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Exchange Stock. WBS, Westar Energy and Westar Capital further represent that none of them has been organized solely for the purpose of acquiring the Exchange Stock.

                  (f) Accredited Investor. Westar Capital represents that it is an "accredited investor" as that term is defined in Regulation D, 17 C.F.R. 230.501(a).

                  (g) Restricted Securities. Westar Capital understands that the Exchange Stock issued, or to be issued, hereunder may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Stock, or an available exemption from registration under the Securities Act, the Exchange Stock must be held indefinitely. In particular, Westar Capital is aware that the Exchange Stock may not be sold pursuant to Rule 144, 17 C.F.R. 230.144, unless all of the conditions of that Rule are met.

         4.3 Disclosure. WBS and Westar Energy, jointly and severally, have disclosed all events, conditions and facts materially affecting the business and prospects of WBS. No representation or warranty by WBS or Westar Energy in this Agreement, nor any statement or certificate furnished or to be furnished to Onsite by WBS or Westar Energy pursuant hereto, or in connection with the transactions contemplated hereby, knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.


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                                                        10

                                                     SECTION 5

                                     REPRESENTATIONS AND WARRANTIES BY ONSITE

         5.1 Representations and Warranties of Onsite. Onsite represents and warrants to WBS as follows:

                  (a) Organization and Good Standing. Onsite is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease its properties and to carry on its business as now being conducted and as proposed to be conducted.

                  (b) Capitalization. Onsite's authorized capital stock consists of (a) 24 million shares of Common Stock, 0.001 par value, of which 23,999,000 are designated Class A Common Stock, of which 12,944,172 are currently outstanding and held by approximately 217 shareholders of record, and (b) one million shares of preferred stock, $0.001 par value, of which two hundred thousand (200,000) are issued and currently outstanding.

                  (c) Authority to Execute Agreement. The Board of Directors of Onsite, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by Onsite of this Agreement, and has duly agreed to each of the transactions hereby contemplated. Onsite has the power and authority to execute and deliver this Agreement, to approve the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. Onsite has taken all actions required by law, its Articles of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon Onsite. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of Onsite, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Onsite.

                  (d) Subsidiaries. Except as set forth in Schedule 5.1(d), Onsite has no subsidiaries, no other investments, directly or indirectly, and no other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

                  (e) Financial Statements. Onsite has delivered to WBS, prior to the Closing Date, copies of Onsite's audited financial statements for each of the three years ended June 30, 1995, 1996 and 1997, which are true and complete and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with past practice.



1039(6).nks                                                    November 10, 1997

                  (f) Absence of Certain Changes. Since the audited financial statements in Onsite's Form 10-KSB for the year ended June 30, 1997, to Onsite's knowledge, there has been no material change in Onsite's financial condition, assets or liabilities.

                  (g) Absence of Undisclosed Liabilities. Except to the extent reflected in Onsite's most recent financial statements in Onsite's Form 10-KSB for the year ended June 30, 1997, and to Onsite's knowledge, Onsite has no other liabilities, other than those incurred in the ordinary course of business, secured or unsecured and whether accrued, absolute, contingent, direct, indirect or otherwise except the expenses in connection with the acquisition of WBS, which would be materially adverse, individually or in the aggregate, to the results of operation or financial condition of Onsite.

                  (h) Litigation. Other than as disclosed in the auditors response letter dated September 25, 1997 and previously provided to Westar Energy, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against Onsite or its properties. There are no actions, suits or proceedings pending, or, to the knowledge of Onsite, threatened against or relating to Onsite. Onsite is not in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality.

                  (i) Tax Matters. All federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of Onsite have been filed for all the years and periods for which such returns and statements were due, including extensions thereof. Onsite has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Onsite is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed.

                  (j) Compliance with Laws. To Onsite's knowledge, the operations and affairs of Onsite do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial condition or operations of Onsite.

                  (k) Reports and Other Information. All material reports, documents and information required to be filed with the Securities and Exchange Commission with respect to Onsite have been filed. Since January 1, 1996, Onsite has made all filings required to be made in compliance with the Securities Act, and, to Onsite's knowledge, such did not omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made as of their respective dates of filing.

                  (l) Operating Authorities. To Onsite's knowledge, Onsite has all material operating authorities, governmental certificates and licenses, permits, authorizations and

1039(6).nks                                                   November 10, 1997
approvals ("Permits") required to conduct its business as presently conducted. During the last 2 years, there has not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to Onsite's knowledge, threatened to revoke or limit any Permit.

                  (m) Books and Records. The books and records of Onsite are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving Onsite which properly should have been set forth therein and which have not been accurately so set forth.

                  (n) Finder's Fees. Onsite is not liable or obligated to pay any finder's, agent's, broker's or consultant's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

         5.2 Disclosure. Onsite has disclosed all events, conditions and facts materially affecting the business and prospects of Onsite. No representation or warranty by Onsite in this Agreement, nor any statement or certificate furnished or to be furnished to WBS by Onsite pursuant hereto, or in connection with the transactions contemplated hereby, knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

                                                     SECTION 6

                                        CONDUCT OF PARTIES PENDING CLOSING

         6.1 Conduct of WBS Business Pending Closing. WBS covenants that, pending the Closing Date:

                  (a) No change will be made in WBS's Articles of Incorporation or bylaws other than such changes as may be first approved in writing by Onsite.

                  (b) Subject to the protection provided by Section 8.8 herein, WBS has given or will give to Onsite, its accountants and other representatives full access during normal business hours throughout the period prior to the Closing Date, to all of WBS's properties, books, contracts, commitments, and records, and has furnished or will furnish Onsite during such period with all such information concerning WBS's affairs as Onsite may reasonably request.

                  (c) WBS's business will be conducted only in the ordinary course, except as approved in writing by Onsite.



1039(6).nks                                                    November 10, 1997

                  (d) WBS will not consider any inquiries or proposals relating to the possible merger or reorganization of WBS or a purchase of its assets, except to the extent that they may be legally obligated to do so in which case Onsite shall be notified in writing.

                  (e) Except for the contracts related to KCK, Health Midwest, and Mid-States referenced in Section and other than in the ordinary course of business, unless such contract or commitment is less than $50,000, no contract or commitment will be entered into by or on behalf of WBS or indebtedness otherwise incurred, except with the prior consent of Onsite.

                  (f) No material increases in annual compensation to employees shall be made and no employment agreements shall be entered into with any employees of WBS.

                  (g) WBS shall not dispose of any of its assets, except in connection with the "Appliances Business," or in the ordinary course of business.

                  (h) WBS will use its best efforts to preserve WBS's business intact; and to preserve the goodwill of those having business relations with WBS.

         6.2 Conduct of Onsite Pending Closing. Onsite covenants that, pending the Closing:

                  (a) Onsite's business will be conducted only in the ordinary course.

                  (b) Except for the designation of the Series C Preferred Stock, no change will be made in Onsite's Articles of Incorporation or bylaws other than such changes as may be first approved in writing by WBS.

                  (c) Onsite will not consider any inquiries or proposals relating to the possible merger or reorganization of Onsite or a purchase of its assets, except to the extent that they may be legally obligated to do so in which case Westar Energy shall be notified in writing.

                  (d) Onsite has given or will give to WBS and/or Westar Energy, its accountants and other representatives, full access during normal business hours throughout the period prior to the Closing Date, to all of Onsite's properties, books, contracts, commitments, and records, and has furnished or will furnish WBS during such period with all such information concerning Onsite's affairs as WBS may reasonably request.

                                                     SECTION 7

                                          CONDITIONS PRECEDENT TO CLOSING

         7.1 Conditions Precedent to Closing. All obligations of Onsite and WBS under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of all conditions herein set forth, including, but not limited to, receipt by the appropriate party of


1039(6).nks                                                 November 10, 1997
all deliveries required by Sections 3.2 and 3.3 herein, and fulfillment, prior to the Closing Date, of each of the following conditions:

                  (a) WBS's, Westar Energy's, and Onsite's representations, warranties and covenants contained in this Agreement shall be true at the time of the Closing Date as though such representations, warranties and covenants were made at such time.

                  (b) WBS shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing Date.

                  (c) Westar Energy shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing Date.

                  (d)  Onsite  shall  have   performed  and  complied  with  all
agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing Date.

                  (e) Effective as of the Closing Date, WBS's director(s) shall have resigned from the board and appointed new director(s), as nominated by letter from Onsite's Chief Executive Officer.

                  (f) The Stock Subscription Agreement, and related agreements, between Onsite and Westar Capital shall have closed.

                  (g) Effective as of the Closing Date, WBS's officer(s) shall have resigned from such positions.

                  (h) The Transition Agreement, attached hereto as Exhibit E, between Onsite and Western Resources, Inc. shall have been executed and delivered.

                  (i) The Separation Plan attached hereto as Exhibit F (the "Separation Plan") shall have been adopted by Onsite.

                                                     SECTION 8

                                        ADDITIONAL COVENANTS OF THE PARTIES


         8.1 Employees. Upon the Closing, all of WBS's employees shall be terminated and Onsite shall offer employment to each of WBS's employees on an "at will" basis with a severance package as set forth in the Separation Plan.



1039(6).nks                                                  November 10, 1997

                  (a) Offer of Employment. At least one calendar day prior to the Closing Date, Onsite shall make an offer of "at will" employment to every employee listed by WBS on Schedule 8.1(a) attached hereto, which offer shall include cash compensation as indicated next to such employee's name on Schedule 8.1(a) and inclusion of such employee in the employee benefit plans of Onsite, including but not limited to government-mandated plans ("Offer of Employment").

                  (b) Acceptance of an Offer of Employment. Acceptance of the Offer of Employment will be effective only upon the receipt by Onsite via facsimile, or by written acceptance delivered to Rita A. Sharpe, not later than 8:00 a.m. Central Standard Time on November 3, 1997, ("Offer Acceptance Deadline") on a form to be provided by Onsite with the Offer of Employment. If the acceptance of the Offer of Employment is not received by Onsite before 8:00 a.m. Central Standard Time on November 3, 1997, then it shall be deemed rejected. An individual who rejects an Offer of Employment shall not become a "Continuing Employee," and Onsite shall have no obligation to such individual, except as provided in paragraph (c) below. Each employee of WBS who accepts an Offer of Employment and commences active full-time employment is referred to in this Agreement as a "Continuing Employee."

                  (c) Declining Employee. In the event that a WBS employee listed in Schedule 8.1(a) is required by Onsite under the Offer of Employment and as a condition of employment to report to work at a location more than 35 miles from such individual's work location prior to the Closing (provided such new work location is not actually closer to the employee's residence) and such individual does not accept the Offer of Employment (a "Declining Employee"), Onsite agrees to pay Westar Energy and Westar Energy agrees to pay the Declining Employee an amount equal to the amount Onsite would have paid the Declining Employee under paragraphs 4(a), (b) or (c) of the Separation Plan if the Declining Employee was eligible for benefits under the Separation Plan. It is specifically recognized that no Declining Employee shall be deemed an employee of Onsite by virtue of such payment, nor shall any Declining Employee be eligible for the insurance benefits set forth in paragraph 4(d) of the Separation Plan.

                  (d) Severance. Each Continuing Employee who is terminated from employment by Onsite within one year after the Closing Date shall, if such Continuing Employee is eligible for separation pay and benefits in accordance with the Separation Plan, receive the separation pay and benefits provided in the Separation Plan. Onsite shall adopt the Separation Plan at Closing and keep such Separation Plan in effect for 12 months thereafter.

                  (e) Employment at will. Nothing in this Agreement nor the Separation Plan shall be construed to imply that Onsite has assumed any obligation not expressly set forth herein or alter the fact that each Continuing Employee shall be an employee at will.

                  (f) Benefit Plans. Onsite shall make available to Continuing Employees and their eligible dependents (i) Onsite's policies, programs, and plans in effect, as of the


1039(6).nks                                                   November 10, 1997
date hereof, and (ii) workers' compensation, unemployment compensation, and all other government-mandated plans. Onsite's benefit plans shall not provide for ineligibility for benefits for any Continuing Employee and their eligible dependents based on a preexisting condition unless, immediately as of the Closing Date, such conditions also resulted in ineligibility for benefits for such Continuing Employee or their eligible dependent, as the case may be, under WBS's benefit plans.

                  (g) Westar Energy's Obligations. After the Closing, Westar Energy shall have responsibility for all wages and salaries accrued to the Offer Acceptance Deadline, all payroll taxes incurred prior to the Offer Acceptance Deadline, and the following benefit payments: (i) all medical or dental expenses incurred prior to the Offer Acceptance Deadline by any WBS employee and individuals covered under any employee's participation in WBS's medical and dental plans in accordance with WBS's group insurance policy extension provisions; (ii) all payments for sick leave taken by any WBS employee prior to the Offer Acceptance Deadline (although this Agreement shall not create or impose any right to payments which did not otherwise exist); (iii) all long-term disability plan payments relating to disabilities which commenced prior to the Offer Acceptance Deadline; (iv) benefit expenses incurred by any WBS employee or eligible dependent, as the case may be, prior to the Offer Acceptance Deadline under WBS's benefit plans, (v) workers' compensation expenses, including settlement amounts, arising from or related to events occurring prior to the Offer Acceptance Deadline; (vi) all payments for accrued and unused vacation time, and (vii) expenses, including settlement amounts, incurred with respect to WBS employees for workers' compensation claims arising out of occurrences which occurred prior to the Offer Acceptance Deadline.

                  (h) Onsite's Obligations. Onsite shall be responsible for all benefits of Continuing Employees and their eligible dependents which are incurred after the Offer Acceptance Deadline and are payable under the terms and conditions of Onsite's benefit plans. With respect to workers' compensation and any other government-mandated plans, this Section shall not be construed to violate applicable statutes or regulations. Where permissible, any liabilities (other than those Westar Energy has agreed to retain) under workers' compensation and other government-mandated plans shall be transferred from Westar to Onsite as of the Offer Acceptance Deadline. Where such transfer is prohibited by law, this provision is intended to establish that primary responsibility as between Westar Energy and Onsite for any liabilities, other than those liabilities which Westar Energy has agreed to retain, shall be borne by Onsite.

                  (i) Separation Arrangements. Effective as of the Offer Acceptance Deadline, Onsite shall establish and adopt the Separation Plan, as set forth in Exhibit F attached hereto, for the benefit of all Continuing Employees. Onsite shall maintain the Separation Plan for a period of at least one year from the Closing Date. The costs incurred, directly or indirectly, under the Separation Plan in connection with the termination of any Continuing Employee after the Closing Date, shall be borne exclusively by Onsite. "Years of Service" for each Continuing Employee as such term is used in the Separation Plan is set forth in Schedule 8.1(a). If, at any time within 12 calendar months after the date of


1039(6).nks                                                   November 10, 1997
termination of employment of any Continuing Employee, Westar Energy hires such Continuing Employee, then Westar Energy shall promptly pay to Onsite an amount equal to the total amount paid by Onsite to such terminated Continuing Employee under the Separation Plan.

         8.2 Offices. Onsite shall cause WBS to maintain offices in Topeka and Kansas City, Kansas as long as it makes good business sense.

         8.3 Covenant Not to Compete. To secure the interests of Onsite hereunder, Westar Energy covenants and agrees that it will employ best efforts to not, directly or indirectly, for the five years following the Closing Date, anywhere in the states of Kansas, Missouri, Oklahoma, California, New Jersey, New York, Massachusetts, Pennsylvania, Maryland, Virginia, Florida, Washington, Arizona, Texas and Illinois, unless otherwise authorized by Onsite in writing:

                  (a) solicit any customer of WBS or Onsite for services of the Businesses, either directly or indirectly, or any current customer, regardless of where located; or

                  (b) participate in the ownership, management, operation or control of, or have any financial interest in or be connected with, or engage in or aid or knowingly assist anyone else, in the conduct of the following activities (collectively referred to as the "Businesses"):

                           (i) Reverse osmosis water treatment except for Western Resources facilities not currently served by WBS;

                           (ii) construction and installation of electric substations and other electrical equipment for use by industrial and governmental entities within systems owned by them, other than for emergency repairs and maintenance performed by Western Resources and its regulated affiliates for such entities or for its own system. This does not include services provided by Western Resources and its regulated affiliates as part of its electric and gas business as currently regulated; or

                           (iii)   comprehensive   design  and  installation  of
                  equipment and services for the purpose of reducing energy costs.

         Provided, however, that, during such five year period, if Westar Energy or any of its affiliates should acquire a company which engages in the Businesses, Westar Energy or such affiliate will offer to sell such Businesses to Onsite, and Onsite and Westar Energy or such affiliate will negotiate in good faith to consummate such sale. In the event Onsite and Westar Energy or such affiliate are unable to agree to the terms of such sale, the parties shall retain a third-party appraiser to set the sale price. In the event Onsite and Westar Energy or such affiliate do not consummate a sale based on the price recommended by the third-party


1039(6).nks                                                 November 10, 1997
appraiser, Westar Energy or its affiliate may retain and operate such Businesses and will not by virtue of such activities be deemed to be in violation of this covenant not to compete.

         It is not a violation of this Agreement for Western Resources or an affiliate to acquire or hold a passive interest not in excess of 5% of the outstanding equity in an entity engaged in the Businesses.

         8.4 Taxes. Westar Energy shall pay, to Onsite or to the appropriate taxing authority, any and all tax liability incurred by WBS prior to the Closing Date, including taxes which have been incurred but are not yet assessed, due and/or payable.

         8.5 Cooperation. WBS, Westar Energy, and Onsite will cooperate with each other and their respective agents in carrying out the transactions contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by the other party.

         8.6 Expenses. Each of the parties hereto shall pay all of its respective costs and expenses (including attorneys' and accountants' fees, finder's and consultant's fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated herein.

         8.7 Publicity. Prior to the Closing Date, any written news releases and/or other shareholder communication by any party pertaining to this Agreement or the transactions contemplated herein shall be submitted to the other parties for their review and approval prior to such news release and/or other shareholder communication; provided, however, that (a) such approval shall not be unreasonably withheld, and (b) such review and approval shall not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

         Each party shall provide the other reasonable opportunity, considering the urgency of the disclosure of a particular matter, to review and comment upon disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

         8.8 Confidentiality. While each party is obligated to provide access to and furnish information in accordance with this Agreement, it is understood and agreed that such disclosure and information obtained as a result of such disclosure are proprietary and confidential in nature. Each party agrees to hold such information in confidence and not to reveal any such information to any person who is not a party to this Agreement, or an officer, director or key employee thereof, and not to use the information obtained for any purpose other than assisting in its due diligence inquiry, unless such information was obtained without restriction from an alternative source or if the disclosure of such information is required by law. This Section shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transaction called for by this


1039(6).nks                                                   November 10, 1997

Agreement  and shall not be limited to the time  period  otherwise  set forth in
Section 10 below.

                                                     SECTION 9

                                                    TERMINATION

         9.1 Mutual Termination. WBS and Onsite may agree to mutually terminate this Agreement prior to Closing without any liability to each other.

         9.2 Termination upon Breach. Either party may terminate this Agreement upon a material breach of this Agreement by the other.

                                                    SECTION 10

                                          SURVIVAL OF REPRESENTATIONS AND
                                                    WARRANTIES

         10.1 As to WBS. The representations and warranties of WBS contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement for a period of 2 years from the date of this Agreement unless a lesser time period is specified.

         10.2 As to Westar Energy. The representations and warranties of Westar Energy contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement for a period of 2 years from the date of this Agreement unless a lesser time period is specified.

         10.3 As to Onsite. The representations and warranties of Onsite contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement for a period of 2 years from the date of this Agreement unless a lesser time period is specified.

                                                    SECTION 11

                                                   MISCELLANEOUS

         11.1 Entire Agreement, Amendments. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof.

         11.2 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and successors in interest; provided

1039(6).nks                                                 November 10, 1997
that neither this Agreement nor any right hereunder shall be assignable by Onsite or WBS without the prior written consent of the other parties.

         11.3     Indemnification.

                  (a) By Onsite. Onsite covenants and agrees to defend, indemnify and hold harmless WBS and each of its officers, directors, employees, agents, advisors and shareholders and affiliates, as such persons existed prior to the Closing Date (collectively, the "WBS Indemnitees") from and against, any loss, liability, damage or expense (including reasonable attorneys' fees and costs) which any WBS Indemnitee may suffer, sustain or become subject to as a result of a breach of any representation, warranty or covenant by Onsite contained in this Agreement.

                  (b) By WBS. WBS covenants and agrees to defend, indemnify and hold harmless Onsite and each of its officers, directors, employees, agents, advisors and shareholders and affiliates, as such persons existed prior to the Closing Date (collectively, the "Onsite Indemnitees") from and against any loss, liability, damage or expense (including reasonable attorneys' fees and costs) which any Onsite Indemnitee may suffer, sustain or become subject to, as a result of a breach of any representation, warranty or covenant by WBS contained in this Agreement.

                  (c) By Westar Energy. Westar Energy covenants and agrees to defend, indemnify and hold harmless Onsite and each of its officers, directors, employees, agents, advisors and shareholders and affiliates, as such persons existed prior to the Closing Date (collectively, the "Onsite Indemnitees") from and against any loss, liability, damage or expense (including reasonable attorneys' fees and costs) which any Onsite Indemnitee may suffer, sustain or become subject to, as a result of a breach of any representation, warranty or covenant by WBS and/or Westar Energy contained in this Agreement.

                  (d) By Westar Capital. Westar Capital covenants and agrees to defend, indemnify and hold harmless Onsite and each of its officers, directors, employees, agents, advisors and shareholders and affiliates, as such persons existed prior to the Closing Date (collectively, the "Onsite Indemnitees") from and against any loss, liability, damage or expense (including reasonable attorneys' fees and costs) which any Onsite Indemnitee may suffer, sustain or become subject to, as a result of a breach of any representation, warranty or covenant by Westar Capital contained in this Agreement.

         11.4 Dispute Resolution. No party to this Agreement shall be entitled to take legal action with respect to any dispute relating hereto until it has complied in good faith with the following alternative dispute resolution procedures. This Section shall not apply to the extent it is deemed necessary to take legal action immediately to preserve a party's adequate remedy.

                  (a) Negotiation. The parties shall attempt promptly and in good faith to resolve any dispute arising out of or relating to this Agreement, through negotiations between


1039(6).nks                                                   November 10, 1997
representatives who have authority to settle the controversy. Any party may give the other party written notice of any such dispute not resolved in the normal course of business. Within 20 days after delivery of the notice, representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange information and to attempt to resolve the dispute, until the parties conclude that the dispute cannot be resolved through unassisted negotiation. Negotiations extending sixty days after notice shall be deemed at an impasse, unless otherwise agreed by the parties.

         If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator(s) shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal and state Rules of Evidence.

                  (b) ADR Procedure. If a dispute with more than $20,000.00 at issue has not been resolved within 60 days of the disputing party's notice, a party wishing resolution of the dispute ("Claimant") shall initiate assisted Alternative Dispute Resolution ("ADR") proceedings as described in this Section. Once the Claimant has notified the other party ("Respondent") of a desire to initiate ADR proceedings, the proceedings shall be governed as follows: By mutual agreement, the parties shall select the ADR method they wish to use. That ADR method may include arbitration, mediation, mini-trial, or any other method which best suits the circumstances of the dispute. The parties shall agree in writing to the chosen ADR method and the procedural rules to be followed within 30 days after receipt of notice of intent to initiate ADR proceedings. To the extent the parties are unable to agree on procedural rules in whole or in part, the current Center for Public Resources, Inc. ("CPR") Model Procedure for Mediation of Business Disputes, CPR Model Mini-trial Procedure, or CPR Commercial Arbitration Rules--whichever applies to the chosen ADR method--shall control, to the extent such rules are consistent with the provisions of this Section. If the parties are unable to agree on an ADR method, the method shall be arbitration.

         The parties shall select a single Neutral (as defined by CPR) third party to preside over the ADR proceedings, by the following procedure: Within 15 days after an ADR method is established, the Claimant shall submit a list of 5 acceptable Neutrals to the Respondent. Each Neutral listed shall be sufficiently qualified, including demonstrated neutrality, experience and competence regarding the subject matter of the dispute. A Neutral who is an attorney or former judge shall be deemed to have adequate experience. None of the Neutrals may be present or former employees, attorneys, or agents of either party. The list shall supply information about each Neutral, including address, and relevant background and experience (including education, employment history and prior ADR assignments). Within 15 days after receiving the Claimant's list of Neutrals, the Respondent shall select one Neutral from the list, if at least one individual on the list is acceptable to the Respondent. If none on the list are acceptable to the Respondent, the Respondent shall submit a list of 5 Neutrals, together with the above background information, to the Claimant. Each of the Neutrals shall meet the conditions stated above regarding the Claimant's


1039(6).nks                                                 November 10, 1997

Neutrals. Within 15 days after receiving the Respondent's list of Neutrals, the Claimant shall select one Neutral, if at least one individual on the list is acceptable to the Respondent. If none on the list are acceptable to the Claimant, then the parties shall request assistance from the CPR to select a Neutral.

         The ADR proceeding shall take place within 30 days after the Neutral has been selected. The Neutral shall issue a written decision within 30 days after the ADR proceeding is complete. Each party shall be responsible for an equal share of the costs of the ADR proceeding. The parties agree that any applicable statute of limitations shall be tolled during the pendency of the ADR proceedings, and no legal action may be brought in connection with this Agreement during the pendency of an ADR proceeding.

         The Neutral's written decision shall become final and binding on the parties, unless a party objects in writing within 30 days of receipt of the decision. The objecting party may then file a lawsuit in any court allowed by this Agreement. The Neutral's written decision shall be admissible in the objecting party's lawsuit.

         11.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties. A waiver by any party hereto of a default in the performance of this Agreement shall not operate as a waiver of any future or other default, whether of a like or different kind.

         11.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the parties shall use their efforts to substitute provisions of substantially the same effect. The balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         11.7 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California.

         11.8 Notices. All notices or other communications required hereunder shall be in writing and shall be sufficient in all respects and shall be deemed delivered after 5 days if sent via registered or certified mail, postage prepaid; the next day if sent by overnight courier service; or one business day after transmission, if sent by facsimile to the following:

(i)  If to Onsite:                                   Onsite Energy Corporation
                       701 Palomar Airport Rd., Suite 200
                               Carlsbad, CA 92009
                               Fax: (760) 931-2405
                            Attn: Richard T. Sperberg



1039(6).nks                                                  November 10, 1997
         with a copy to:                    Bartel Eng Linn & Schroder
                                            300 Capitol Mall, Suite 1100
                                            Sacramento, CA  95814
                                            Fax: (916) 442-3442
                                            Attn: Scott E. Bartel, Esq.

(ii) If to WBS, Westar Energy and/or Westar Capital:

                                            Westar Energy, Inc.
                                            PO Box 889
                                            818 Kansas Avenue
                                            Topeka, KS  66601
                                            Fax: (785) 575-1771
                                            Attn: Rita A. Sharpe

         with a copy to:                    Westar Energy, Inc.
                                            PO Box 889
                                            818 Kansas Avenue
                                            Topeka, KS  66601
                                            Fax: (785) 575-1771
                                            Attn: John K. Rosenberg

Any party hereto may change its address for purposes hereof by notice to all other parties hereto.



1039(6).nks                                                November 10, 1997

         11.9 Counterparts; Signatures. This Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by a party and sent to the other parties via facsimile transmission and the facsimile transmitted copy shall have the same integrity, force and effect as an original document.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


ONSITE ENERGY CORPORATION,                           WESTAR BUSINESS SERVICES,
a Delaware corporation                               INC., a Kansas corporation


By:                                                  By:
         Richard T. Sperberg,                        Rita A. Sharpe,
         President                                   President


                                                     WESTAR ENERGY, INC.,
                                                     a Kansas corporation


                                                     By:
                                                                         ,
                                                     President


                                                     WESTAR CAPITAL, INC.,
                                                     a Kansas corporation


                                       By:                                  ,
                                                     President
1039(6).nks                                                 November 10, 1997

                                                     EXHIBITS

Exhibit A--                Escrow Agreement and Instructions

Exhibit B--                Non-compete Agreement (Western Resources)

Exhibit C--                Opinion of Counsel

Exhibit D--                Purchase Agreement (Mid-States)

Exhibit E--                Transition Agreement

Exhibit F--                Separation Plan




1039(6).nks                                                   November 10, 1997

                                                   SCHEDULE LIST

WBS

Schedule 8.1(a)                     Employees


Onsite

Schedule 5.1(d)                     Subsidiaries and Affiliates





1039(6).nks                                                  November 10, 1997

                                                     EXHIBIT F


                                                  SEPARATION PLAN

1. SCOPE. This Plan shall be effective for a twelve (12) month period following the Closing as defined in the Plan and Agreement of Reorganization by and among Onsite Energy Corporation ("Onsite"), Westar Business Services, Inc. ("WBS"), and Westar Energy, Inc. (the "Agreement"). Any rights to benefits under this Plan shall expire at the end of such twelve (12) month period. This Plan is limited to Continuing Employees, as that term in defined in the Agreement. A copy of this Plan will be provided to each Continuing Employee.

2. DEFINITIONS. The following terms are defined for the purpose of this Plan only.

         a. TERMINATION FOR CAUSE. "Termination for Cause" shall mean termination by Onsite upon any ground for which disciplinary action, including termination, is prescribed under any of Onsite's procedures or practices.

         b. TERMINATION FOR GOOD REASON. Termination by the Continuing Employee of employment with Onsite for "Good Reason" shall mean termination based on one of the following events which Onsite has not corrected following thirty days' notice by the Continuing Employee:

                  (1) a reduction by Onsite in the Continuing Employee's compensation and benefits as specified in the Offer of Employment, as that term is defined in the Agreement;

                  (2) Onsite's requiring the Continuing Employee to report to a work location which is more than 35 miles from his/her work location immediately prior to the Closing (provided such new work location is not actually closer to the Continuing Employee's residence), except for reasonably required travel on Onsite's business.

         In no event shall the Continuing Employee claim Termination for Good Reason more than thirty (30) days after the first occurrence of one of the events above.

         c. CONTINUING EMPLOYEE. Each employee of WBS who accepts an Offer of Employment from Onsite and commences active full-time employment is referred to in this Agreement as a "Continuing Employee." An individual who rejects an Offer of Employment shall not become a "Continuing Employee," and Onsite shall have no obligation to such individual.

         d.       ELIGIBLE EMPLOYEE.  "Eligible Employees" are determined under
Section 3 and shall include only "Continuing Employees."



1039(6).nks                                                   November 10, 1997

         e. YEARS OF SERVICE. "Years of Service" shall mean, for the purpose of determining severance pay under this Plan, the number of years that an Eligible Employee has been employed by WBS or its subsidiaries or predecessor companies. This includes total years of employment with WBS, excluding any breaks in service. Partial years of service of more than six months shall be counted as full years, provided any single calendar year will be counted only once.

3. ELIGIBILITY. Continuing Employees shall be eligible for the benefits provided in Section 4 if, within 12 months after the Closing, their employment is terminated (other than by reason of death or disability entitling the employee to long-term disability benefits under Onsite's long-term disability plan) by the Continuing Employee for Good Reason, or by Onsite, other than for Termination for Cause. The benefits provided in this severance plan shall not accrue in the case of any employee termination (including voluntary termination) except as specified in this paragraph.

4. BENEFITS. Continuing Employees who become Eligible Employees pursuant to Section 3 above, shall be eligible for the following:

         a. For Continuing Employees who were in WBS pay-grades 33, 32, 31 and 30, a payment in an amount equal to three (3) weeks of salary for each Year of Service, payable over time as such payment would have become due if the Continuing Employee had not been terminated. In no event shall such payments be less than thirteen (13) weeks of salary nor more than fifty-two (52) weeks of salary. For Continuing Employees in these pay-grades who remain unemployed at the end of the period that begins with the date of termination and continues for a number of weeks (including partial weeks if applicable) equal to the number of weeks of salary used to compute the Continuing Employee's severance described above, an additional payment in the amount equal to one week of salary for each Year of Service shall be paid over time as such payment would have become due if the Continuing Employee had not been terminated. In no event shall such additional payment be less than six (6) weeks of salary, nor more than thirteen
(13) weeks of salary.

         b. For Continuing Employees who were in WBS pay-grades 29, 28, 27, 26, 25, 24, 23, 22, 21 and 20, a payment in an amount equal to two (2) weeks of salary for each Year of Service, payable over time as such payment would have become due if the Continuing Employee had not been terminated. In no event shall such payment be less than thirteen (13) weeks of salary, nor more than thirty-nine (39) weeks of salary.

         c. For non-exempt or hourly Continuing Employees, a payment in an amount equal to one and one-half (1 1/2) weeks of wages for each Year of Service, payable over time as such payment would have become due if the Continuing Employee had not been terminated. In no event shall such payment be less than eight (8) weeks of wages, nor more than twenty-six (26) weeks of wages.

         d. Continued medical and dental insurance coverage by Onsite on the same basis as other Continuing Employees of Onsite for a period of time equal to the Eligible


1039(6).nks                                                   November 10, 1997

Employee's total weeks of severance pay. Such coverage may be discontinued earlier by Onsite in the event that the Eligible Employee becomes employed and the Eligible Employee's new employer has a comparable insurance program. The comparability of the new employer's program to that of Onsite is to be determined by Onsite.

5. NON-MITIGATION. No Continuing Employee shall be required to mitigate, by seeking employment or otherwise, the amount of any payment that Onsite becomes obligated to make under this plan. However, the benefits accruing pursuant to this Plan to an Eligible Employee shall cease upon the employment of such Eligible Employee by Westar Energy, Inc. or Western Resources, Inc. within twelve months of termination of employment with Onsite.

6. MISCELLANEOUS. Onsite may deduct from all severance payments any taxes required by law to be withheld therefrom and any required employee contributions for medical or dental coverage for the period of time that it is continued.

7. COST OF ENFORCEMENT. Onsite will pay all attorneys' fees and other costs incurred by a Continuing Employee to enforce any provision of this Separation Plan.

NOTHING IN THIS SEPARATION PLAN NOR THE AGREEMENT AND PLAN OF REORGANIZATION SHALL BE CONSTRUED AS GIVING ANY PERSON THE RIGHT TO BE RETAINED IN THE EMPLOYMENT OF ONSITE, WBS OR WESTAR ENERGY. NOTHING IN THIS SEPARATION PLAN OR THE AGREEMENT AND PLAN OF REORGANIZATION SHALL AFFECT THE RIGHT OF ONSITE OR WBS TO DISMISS AN EMPLOYEE FOR ANY REASON WITHOUT LIABILITY. THE EMPLOYEES SUBJECT TO THIS PLAN ARE EMPLOYEES AT WILL OF WBS OR ONSITE AND NOTHING IN THIS PLAN OR THE EMPLOYMENT AGREEMENT SHALL BE CONSTRUED AS A CONTRACT OF EMPLOYMENT, IMPLIED OR OTHERWISE.


1039(6).nks                                             November 10, 1997

                                       Plan and Agreement of Reorganization

                                                  Schedule 5.1(d)

                                        Onsite Subsidiaries and Affiliates



Current Subsidiaries:

         1)       Western Energy Management, Inc. (Inactive)

Current Partnerships/Joint Ventures:

         1) American Private Power II -- Onsite is General Partner of an inactive partnership

         2) Silent Joint Venture with G. L. Griffin Co., Inc. for performance bond related to contract with State of Washington

         3) Joint Venture Letter of Agreement with NESI - joint development of energy performance contracts with specific customers

         4)       PRM  Alliance  Agreement  -  Agreement  to  provide  marketing
                  services   and  jointly   develop   opportunities   for  power
                  management services and energy efficiency projects

Ownership Interests:

         1)       National Energy Service Companies Preferred Product Group, LLC
                  - Onsite is a founding member of an LLC which is negotiating purchasing agreements with manufacturers of energy efficient equipment

                                                 October 31, 1997

Westar Energy, Inc.
P. O. Box 889
818 Kansas Avenue
Topeka, KS  66601

         Re:      Onsite Energy Corporation
                  Opinion Letter Pursuant to Plan and Agreement of
                  Reorganization

Ladies and Gentlemen:

         We act as counsel for Onsite Energy Corporation, a Delaware corporation (the "Company"), in connection with the Plan and Agreement of Reorganization dated October 28, 1997, by and among the Company, Westar Business Services, Inc., a Kansas corporation ("WBS"), Westar Energy, Inc. ("Westar Energy"), and Westar Capital, Inc. ("Agreement"). This letter is delivered to Westar Energy at the request of the Company pursuant to Section 3.3(e) of the Agreement. Except as otherwise defined herein, the capitalized terms in this letter shall have the meanings ascribed to them in the Agreement.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. In addition, this Opinion Letter shall be governed by, and shall be interpreted in accordance with, the "California Provisions" and the "California Generic Exception" as defined in the Business Law Section of the California State Bar Report on the Third-Party Legal Opinion Report of the ABA Section of Business Law (dated May 1992), and is therefore subject to a number of additional qualifications, exceptions, and understandings, all as more particularly described in the California Provisions and California Generic Exception, and this Opinion Letter should also be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the States of California and Delaware.

Westar Energy, Inc.
October 31, 1997
Page 2





         Whenever our opinion herein with respect to the existence or absence of facts or circumstances is qualified by the phrase "to the best of our knowledge", it is intended to indicate that during the course of our representation, no information has come to our attention that would give us actual knowledge of the existence of such facts or circumstances. However, we have not undertaken any special or independent investigation to determine the existence or absence of such facts or circumstances, and no inference as to our knowledge of the existence of such facts or circumstances should be drawn merely from our representation herein.

         Based upon and subject to the foregoing, as of the date hereof, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to carry on its business as now conducted, and to own, lease and operate any properties related to its business, except where the failure to have such power and authority would not have a material adverse effect. The Company is qualified to do business as a foreign corporation in the State of California, and to our knowledge, in all other jurisdictions in which such qualification is required other than those in which failure to qualify would not have a material adverse effect on the Company's operations or financial condition.

         2. The Company has all requisite legal and corporate power to execute and deliver the Agreement and to carry out and perform its obligations under the Agreement.

         3. The Agreement, when executed and delivered, constitutes a valid, legally binding and enforceable obligation of the Company, except as the enforceability may be subject to or limited by laws of general application relating to bankruptcy, insolvency or the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, or rules of law and principles of equity governing specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         4. The execution, delivery and performance of the Agreement by the Company will not result in a violation of any provision of

Westar Energy, Inc.
October 31, 1997
Page 3



its Certificate of Incorporation or Bylaws as in effect on and as of the Closing Date or, to our knowledge, of any provision of any material mortgage, indenture, agreement, instrument or contract to which it is a party, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company in any manner which would be material to the Agreement, the conduct of the Company's business or its financial condition.

         5. The Common Stock, when sold, issued, and delivered for the consideration expressed in, and in compliance with, the provisions of the Agreement will be duly authorized, validly issued, fully paid and nonassessable.

         The phrase "Primary Lawyer Group," as used in the Accord, is hereby modified and for purposes of applying the Accord to this Opinion Letter the Primary Lawyer Group means Scott E. Bartel, Esq.
and Daniel B. Eng, Esq. of our firm.

         Our opinion is limited solely to matters set forth herein. This letter is provided to you solely for your benefit and in connection with the transactions provided for in or contemplated by the Agreement, and shall not be relied upon by any other person or for any other purpose without our prior written consent.

                                Very truly yours,